UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

AMERICAN NATIONAL INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (409) 763-4661

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 31, 2011, American National Insurance Company (the “Company”) provided twelve months’ written notice of termination to Transaction Applications Group (“TAG”), a subsidiary of Dell, Inc. (“Dell”), pursuant to the Administrative Services Agreement dated October 27, 2007 between the Company and TAG (the “Agreement”). The termination will be effective October 31, 2012.

Pursuant to the Agreement, TAG, together with certain other Dell subsidiaries, acts as a third party administrator providing accounting and contract service functions with respect to certain life and annuity contracts issued by the Company. The Company has determined that such services can be delivered by its own operations in a more effective manner.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Form 10-12B filed with the Securities and Exchange Commission on April 10, 2009 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY.

By: /s/ John J. Dunn, Jr.
       Name: John J. Dunn, Jr.
       Title:   Executive Vice President and
                   Corporate Chief Financial Officer

Date: November 1, 2011